Exhibit 99.1

Equinix Reports Fourth Quarter and Year End 2007 Results

  Increased 2007 annual revenues to $419.4 million, a 46% increase over the previous year
  Increased 2007 annual EBITDA to $155.4 million, a 52% increase over the previous year
  Raised 2008 annual revenue guidance to $650.0 to $665.0 million and EBITDA guidance to $251.0 million to $257.0 million

FOSTER CITY, Calif.--(BUSINESS WIRE)--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported quarterly and year-end results for the period ended December 31, 2007.

Revenues were $138.7 million for the fourth quarter, a 34% increase over the previous quarter, and $419.4 million for the year-ended December 31, 2007, a 46% increase over 2006 revenues. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $131.6 million for the fourth quarter, a 33% increase over the previous quarter, and $399.6 million for the year-ended December 31, 2007, a 46% increase over 2006. Non-recurring revenues were $7.1 million in the quarter and $19.8 million for the year-ended December 31, 2007.

Cost of revenues were $92.5 million for the fourth quarter and $263.7 million for the year-ended December 31, 2007, a 40% increase over cost of revenues for 2006. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $33.0 million for the fourth quarter and $98.3 million for the year, were $59.5 million for the fourth quarter, a 48% increase over the previous quarter, and $165.4 million for the year-ended 2007, a 48% increase over 2006. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 57%, down from 61% the previous quarter and 63% the same quarter last year. The reduction in cash gross margins reflects the first full quarter’s results from the company’s operations in Europe. Cash gross margins were 61% for the full year of 2007, the same as in the prior year.

Selling, general and administrative expenses were $46.8 million for the fourth quarter and $146.5 million for the year-ended December 31, 2007. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $14.6 million for the fourth quarter and $47.9 million for the year, were $32.2 million for the fourth quarter, a 40% increase over the previous quarter, and $98.6 million for 2007, a 34% increase over 2006.

Net loss for the fourth quarter was $6.1 million, including stock-based compensation expense of $11.7 million. This represents a basic and diluted net loss per share of $0.17 based on a weighted average share count of 36.0 million. Net loss for the year-ended December 31, 2007 was $5.2 million, including stock-based compensation expense of $42.7 million, or a basic and diluted net loss per share of $0.16 based on a weighted average share count of 32.1 million.

EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and any gains or losses from asset sales, for the fourth quarter was $47.1 million, an increase of 16% from the previous quarter, and $155.4 million for the year-ended 2007, up 52% from 2006.

“Equinix delivered exceptional results in 2007, creating a strong platform for growth in 2008,” said Steve Smith, CEO of Equinix. “Although we continue to closely monitor our leading indicators, we continue to see no let up in demand. Strong day-to-day execution, a fully funded expansion plan, and a continued focus on customer requirements will accelerate our market leadership in 2008.”

Capital expenditures in the fourth quarter were $121.0 million, of which $17.9 million was attributed to ongoing capital expenditures and $103.1 million was attributed to expansion capital expenditures. Capital expenditures for the year-ended December 31, 2007, excluding purchases of real estate and the IXEurope acquisition, were $416.8 million, of which $43.6 million was attributed to ongoing capital expenditures and $373.2 million was attributed to expansion capital expenditures. In addition, the Company invested $120.5 million to acquire properties in the Los Angeles and Silicon Valley markets in 2007.

The Company generated cash from operating activities of $14.0 million for the fourth quarter as compared to $48.7 million in the previous quarter, as the Company settled outstanding obligations related to the IXEurope acquisition. Cash generated from operating activities for the year-ended December 31, 2007 was $121.0 million as compared to $75.9 million in the previous year. Cash used in investing activities was $103.4 million in the fourth quarter as compared to $718.2 million in the previous quarter. Cash used in investing activities for the year was $1.0 billion as compared to $155.0 million in the previous year.

As of December 31, 2007, the Company’s cash, cash equivalents and investments were $383.9 million, as compared to $156.5 million as of December 31, 2006.

Other Company Developments & Metrics

  On February 6, 2008, Equinix acquired Virtu Secure Webservices B.V., a provider of network-neutral data center services in the Netherlands
  On a weighted average basis, excluding approximately 14,100 available cabinet equivalents attributed to the Europe region at the end of 2007, the number of cabinets billing was approximately 21,400 representing an approximate utilization rate of 76%
  U.S. interconnection service revenues were 20% of U.S. revenues for the quarter and 21% for the year-ended December 31, 2007. Interconnection services represented approximately 15% of total worldwide revenues for the quarter and 18% for the year-ended December 31, 2007

Business Outlook

For the first quarter of 2008, the Company expects revenues to be in the range of $151.0 to $152.0 million. Cash gross margins are expected to be approximately 58%. Cash selling, general and administrative expenses are expected to be approximately $34.0 million. EBITDA for the quarter is expected to be between $53.0 and $54.0 million. Capital expenditures for the first quarter of 2008 are expected to be $110.0 to $115.0 million, comprised of approximately $20.0 million of ongoing capital expenditures and $90.0 to $95.0 million of expansion capital expenditures.

For the full year of 2008, total revenues are expected to be in the range of $650.0 to $665.0 million, including approximately $10.0 million attributed to the Virtu acquisition. Total year cash gross margins are expected to be approximately 60%. Cash selling, general and administrative expenses are expected to be approximately $135.0 million. EBITDA for the year is expected to be between $251.0 and $257.0 million, including approximately $1.0 million attributed to the Virtu acquisition. Capital expenditures for 2008 are expected to be in the range of $335.0 to $340.0 million, comprised of approximately $50.0 million of ongoing capital expenditures and $285.0 to $290.0 million of expansion capital expenditures. Expansion capital expenditures are for the announced expansions in Amsterdam, Frankfurt, Hong Kong, London, Los Angeles, Paris, Silicon Valley, Singapore, Sydney, Tokyo and Washington, D.C. markets.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, February 13, 2008, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call live, please dial 210-839-8500 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading.

A replay of the call will be available beginning on Wednesday, February 13, 2008 at 7:30 p.m. (ET) through March 12, 2008 by dialing 203-369-1627. In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay.

About Equinix

Equinix is the leading global provider of network-neutral data center and interconnection services, offering premium colocation, traffic exchange and outsourced IT infrastructure solutions. Global enterprises, content companies, systems integrators and network service providers look to Equinix Internet Business Exchange (IBX®) centers for world-class reliability and network diversity. Equinix IBX centers serve as critical, core hubs for IP networks and Internet operations worldwide. With 39 IBX centers located in 18 strategic markets across North America, Europe and Asia-Pacific, Equinix enables customers to reliably operate their mission-critical infrastructure on a global basis.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any litigation relating to past stock option grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

Non-GAAP Financial Measures

Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as non-GAAP revenues, EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are a non-recurring revenue adjustment with respect to 2006 results, depreciation, amortization, accretion, stock-based compensation, restructuring charges and, with respect to 2006 results, the gain on Honolulu IBX sale, and with respect to 2007 results, the loss from conversion and extinguishment of debt and gain on EMS sale. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. With respect to its 2006 results, Equinix reports non-GAAP revenues and excludes the gain on Honolulu IBX sale. Non-GAAP revenues exclude a revenue adjustment recorded in the fourth quarter of 2006 in connection with our adoption of Staff Accounting Bulletin No. 108, which is a one-time adjustment and will not recur. The gain on Honolulu IBX sale represents a unique transaction for the Company and future sales of IBX centers are not expected. The Honolulu market was not considered a core, strategic market for the Company. With respect to its 2007 results, Equinix excludes the loss from conversion and extinguishment of debt and the gain from EMS sale. The loss from conversion and extinguishment of debt represents activity that is not typical for the company. The gain on EMS sale represents a unique transaction for the Company and future sales of other service offerings are not expected. Management believes such items as restructuring charges, the gain on the sale of an IBX center and a service offering and the loss from conversion and extinguishment of debt are unique transactions that are not expected to recur, and consequently, does not consider these items as a normal component of expenses or income related to current and ongoing operations.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and twelve months ended December 31, 2007 and 2006, presented within this press release.

EQUINIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION (in thousands, except per share detail) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Recurring revenues	$ 131,578	$ 99,288	$ 76,401	$ 399,656	$ 273,160
Non-recurring revenues	7,136	4,494	3,371	19,786	13,755
Revenues	138,714	103,782	79,772	419,442	286,915

Cost of revenues	92,480	62,891	50,334	263,745	188,379
Gross profit	46,234	40,891	29,438	155,697	98,536

Operating expenses:
Sales and marketing	13,117	9,630	9,439	40,719	32,619
General and administrative	33,672	25,182	18,637	105,794	72,123
Restructuring charges	-	-	-	407	1,527
Gains on asset sales	(1,338)	-	(9,647)	(1,338)	(9,647)
Total operating expenses	45,451	34,812	18,429	145,582	96,622

Income (loss) from operations	783	6,079	11,009	10,115	1,914

Interest and other income (expense):
Interest income	5,066	3,309	1,562	15,406	6,627
Interest expense	(12,094)	(5,662)	(3,810)	(27,334)	(14,630)
Other income (expense)	(121)	3,167	(81)	3,047	(245)
Loss on conversion and extinguishment of debt	-	(2,554)	-	(5,949)	-
Total interest and other, net	(7,149)	(1,740)	(2,329)	(14,830)	(8,248)

Net income (loss) before income taxes and cumulative effect of a change in accounting principle	(6,366)	4,339	8,680	(4,715)	(6,334)

Income taxes	293	(215)	431	(473)	(439)

Net income (loss) before cumulative effect of a change in accounting principle	(6,073)	4,124	9,111	(5,188)	(6,773)

Cumulative effect of a change in accounting principle	-	-	-	-	376

Net income (loss)	$ (6,073)	$ 4,124	$ 9,111	$ (5,188)	$ (6,397)

Net income (loss) per share:

Basic net income (loss) per share	$ (0.17)	$ 0.13	$ 0.31	$ (0.16)	$ (0.22)

Diluted net income (loss) per share	$ (0.17)	$ 0.12	$ 0.28	$ (0.16)	$ (0.22)

Shares used in computing basic net income (loss) per share	36,003	31,683	29,131	32,136	28,551

Shares used in computing diluted net income (loss) per share	36,003	33,112	32,700	32,136	28,551

EQUINIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION (in thousands) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Recurring revenues	$ 131,578	$ 99,288	$ 76,401	$ 399,656	$ 273,160
Non-recurring revenues	7,136	4,494	3,371	19,786	13,755
Revenues (1)	138,714	103,782	79,772	419,442	286,915
Non-GAAP revenue adjustment (1)	-	-	1,179	-	1,179
Non-GAAP revenues (2)	138,714	103,782	80,951	419,442	288,094

Cash cost of revenues (3)	59,501	40,240	30,287	165,411	112,142
Cash gross profit (4)	79,213	63,542	50,664	254,031	175,952

Cash operating expenses (5):
Cash sales and marketing expenses(6)	9,079	7,283	7,622	29,913	25,110
Cash general and administrative expenses (7)	23,072	15,620	12,770	68,728	48,770
Total cash operating expenses (8)	32,151	22,903	20,392	98,641	73,880

EBITDA (9)	$ 47,062	$ 40,639	$ 30,272	$ 155,390	$ 102,072

Cash gross margins (10)	57%	61%	63%	61%	61%

EBITDA flow-through rate (11)	18%	45%	74%	41%	48%

(1)	This adjustment represents the impact of the Company's adoption of Staff Accounting Bulletin No. 108, which was issued in September 2006.

(2)	The geographic split of our revenues is presented below:

	U.S. revenues	$ 90,417	$ 83,685	$ 68,851	$ 324,878	$ 247,245
	Asia-Pacific revenues	16,261	14,643	12,100	57,074	40,849
	Europe revenues	32,036	5,454	-	37,490	-
	Revenues	$ 138,714	$ 103,782	$ 80,951	$ 419,442	$ 288,094

	Revenues on a services basis is presented below:

	Colocation	$ 104,533	$ 75,282	$ 56,537	$ 305,215	$ 201,772
	Interconnection	20,514	18,798	15,501	73,685	53,811
	Managed infrastructure	6,305	4,830	4,152	19,519	16,197
	Rental	226	378	211	1,237	1,380
	Recurring revenues	131,578	99,288	76,401	399,656	273,160
	Non-recurring revenues	7,136	4,494	4,550	19,786	14,934
	Revenues	$ 138,714	$ 103,782	$ 80,951	$ 419,442	$ 288,094

(3)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 92,480	$ 62,891	$ 50,334	$ 263,745	$ 188,379
	Depreciation, amortization and accretion expense	(31,870)	(21,773)	(19,194)	(94,206)	(72,999)
	Stock-based compensation expense	(1,109)	(878)	(853)	(4,128)	(3,238)
	Cash cost of revenues	$ 59,501	$ 40,240	$ 30,287	$ 165,411	$ 112,142

	The geographic split of our cash cost of revenues is presented below:

	U.S. cash cost of revenues	$ 32,970	$ 30,677	$ 25,019	$ 118,044	$ 93,436
	Asia-Pacific cash cost of revenues	7,105	6,536	5,268	24,914	18,706
	Europe cash cost of revenues	19,426	3,027	-	22,453	-
	Cash cost of revenues	$ 59,501	$ 40,240	$ 30,287	$ 165,411	$ 112,142

(4)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(5)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and gains on asset sales. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(6)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 13,117	$ 9,630	$ 9,439	$ 40,719	$ 32,619
	Depreciation and amortization expense	(1,553)	(298)	(15)	(1,881)	(60)
	Stock-based compensation expense	(2,485)	(2,049)	(1,802)	(8,925)	(7,449)
	Cash sales and marketing expenses	$ 9,079	$ 7,283	$ 7,622	$ 29,913	$ 25,110

(7)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 33,672	$ 25,182	$ 18,637	$ 105,794	$ 72,123
	Depreciation and amortization expense	(2,495)	(2,000)	(1,295)	(7,388)	(3,273)
	Stock-based compensation expense	(8,105)	(7,562)	(4,572)	(29,678)	(20,080)
	Cash general and administrative expenses	$ 23,072	$ 15,620	$ 12,770	$ 68,728	$ 48,770

(8)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 9,079	$ 7,283	$ 7,622	$ 29,913	$ 25,110
	Cash general and administrative expenses	23,072	15,620	12,770	68,728	48,770
	Cash SG&A	$ 32,151	$ 22,903	$ 20,392	$ 98,641	$ 73,880

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	U.S. cash SG&A	$ 20,508	$ 17,565	$ 16,899	$ 74,472	$ 61,086
	Asia-Pacific cash SG&A	4,693	3,953	3,493	15,834	12,794
	Europe cash SG&A	6,950	1,385	-	8,335	-
	Cash SG&A	$ 32,151	$ 22,903	$ 20,392	$ 98,641	$ 73,880

(9)	We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and gains on asset sales as presented below:

	Income (loss) from operations	$ 783	$ 6,079	$ 11,009	$ 10,115	$ 1,914
	Depreciation, amortization and accretion expense	35,918	24,071	20,504	103,475	76,332
	Stock-based compensation expense	11,699	10,489	7,227	42,731	30,767
	Restructuring charges	-	-	-	407	1,527
	Gains on asset sales	(1,338)	-	(9,647)	(1,338)	(9,647)
	EBITDA	$ 47,062	$ 40,639	$ 30,272	$ 155,390	$ 102,072

	The geographic split of our EBITDA is presented below:

	U.S. income (loss) from operations	$ 3,533	$ 6,386	$ 9,695	$ 11,533	$ 76
	U.S. depreciation, amortization and accretion expense	23,630	20,175	19,448	83,870	72,340
	U.S. stock-based compensation expense	9,776	8,882	6,258	36,552	27,248
	U.S. restructuring charges	-	-	-	407	1,527
	U.S. gain on asset sale	-	-	(9,647)	-	(9,647)
	U.S. EBITDA	36,939	35,443	26,933	132,362	92,723

	Asia-Pacific income (loss) from operations	665	312	1,314	2,616	1,838
	Asia-Pacific depreciation, amortization and accretion expense	3,763	2,584	1,056	9,768	3,992
	Asia-Pacific stock-based compensation expense	1,373	1,258	969	5,280	3,519
	Asia-Pacific restructuring charges	-	-	-	-	-
	Asia-Pacific gain on asset sale	(1,338)	-	-	(1,338)	-
	Asia-Pacific EBITDA	4,463	4,154	3,339	16,326	9,349

	Europe income (loss) from operations	(3,415)	(619)	-	(4,034)	-
	Europe depreciation, amortization and accretion expense	8,525	1,312	-	9,837	-
	Europe stock-based compensation expense	550	349	-	899	-
	Europe restructuring charges	-	-	-	-	-
	Europe gain on asset sale	-	-	-	-	-
	Europe EBITDA	5,660	1,042	-	6,702	-

	EBITDA	$ 47,062	$ 40,639	$ 30,272	$ 155,390	$ 102,072

(10)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	U.S. cash gross margins	64%	63%	64%	64%	62%

	Asia-Pacific cash gross margins	56%	55%	56%	56%	54%

	Europe cash gross margins	39%	44%	n/a	40%	n/a

(11)	We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

	EBITDA - current period	$ 47,062	$ 40,639	$ 30,272	$ 155,390	$ 102,072
	Less EBITDA - prior period	(40,639)	(35,311)	(24,927)	(102,072)	(70,139)
	EBITDA growth	$ 6,423	$ 5,328	$ 5,345	$ 53,318	$ 31,933

	Revenues - current period	$ 138,714	$ 103,782	$ 80,951	$ 419,442	$ 288,094
	Less Non-GAAP revenues - prior period	(103,782)	(91,837)	(73,726)	(288,094)	(221,057)
	Non-GAAP revenue growth	$ 34,932	$ 11,945	$ 7,225	$ 131,348	$ 67,037

	EBITDA flow-through rate	18%	45%	74%	41%	48%

EQUINIX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

Assets	December 31,	December 31,
	2007	2006

Cash, cash equivalents and investments	$ 383,900	$ 156,481
Accounts receivable, net	60,089	26,864
Property and equipment, net	1,162,720	546,395
Goodwill and other intangible assets, net	510,133	17,441
Debt issuance costs, net	21,333	3,006
Prepaid expenses	11,070	7,160
Deposits	16,731	3,932
Taxes receivable	3,437	5
Deferred tax assets	6,404	6,910
Other assets	6,051	3,638
Total assets	$ 2,181,868	$ 771,832

Liabilities and Stockholders' Equity

Accounts payable	$ 14,816	$ 4,515
Accrued expenses	50,280	22,754
Accrued property and equipment	76,504	23,337
Accrued restructuring charges	12,140	41,572
Capital lease and other financing obligations	97,412	94,699
Mortgage and loan payable	330,496	98,896
Convertible debt	678,236	86,250
Deferred rent	26,912	20,924
Deferred installation revenue	26,537	11,694
Deferred recurring revenue	9,556	6,732
Asset retirement obligations	8,759	3,985
Customer deposits	8,844	910
Deferred tax liabilities	25,955	-
Other liabilities	989	536
Total liabilities	1,367,436	416,804

Common stock	37	29
Additional paid-in capital	1,376,915	904,573
Accumulated other comprehensive income	(3,888)	3,870
Accumulated deficit	(558,632)	(553,444)
Total stockholders' equity	814,432	355,028

Total liabilities and stockholders' equity	$ 2,181,868	$ 771,832

Ending headcount by geographic region is as follows:

U.S. headcount	546	442
Asia-pacific headcount	187	174
Europe headcount	178	-
Total headcount	911	616

EQUINIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - GAAP PRESENTATION (in thousands) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Net cash provided by operating activities	$ 13,881	$ 48,427	$ 25,859	$ 120,020	$ 75,412
Net cash used in investing activities	(103,519)	(721,257)	(36,792)	(1,054,725)	(158,470)
Net cash provided by financing activities	38,001	783,240	8,755	1,145,013	46,107
Effect of foreign currency exchange rates on cash and cash equivalents	(1,182)	(1,556)	102	(2,238)	247
Net increase (decrease) in cash and cash equivalents	(52,819)	108,854	(2,076)	208,070	(36,704)
Cash and cash equivalents at beginning of period	343,452	234,598	84,639	82,563	119,267
Cash and cash equivalents at end of period	$ 290,633	$ 343,452	$ 82,563	$ 290,633	$ 82,563

In addition to the above condensed consolidated statements of cash flows presented on a GAAP basis, the Company presents non-GAAP condensed consolidated statements of cash flows which combine the Company's short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances as presented herein in our condensed consolidated balance sheets.

Following is a reconciliation of our cash and cash equivalents to our cash, cash equivalents and investments, which is the basis of how our non-GAAP condensed consolidated statements of cash flows are presented on the following page:

Cash and cash equivalents	$ 290,633	$ 343,452	$ 82,563	$ 290,633	$ 82,563
Short-term investments	63,301	64,005	48,831	63,301	48,831
Long-term investments	29,966	28,905	25,087	29,966	25,087

Cash, cash equivalents and investments as presented on condensed balance sheet presented herein	$ 383,900	$ 436,362	$ 156,481	$ 383,900	$ 156,481

EQUINIX, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - NON-GAAP PRESENTATION (1) (in thousands) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Cash flows from operating activities:
Net income (loss)	$ (6,073)	$ 4,124	$ 9,111	$ (5,188)	$ (6,397)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	35,918	24,071	20,504	103,475	76,332
Stock-based compensation	11,699	10,489	7,227	42,731	30,767
Debt issuance costs	1,242	812	237	3,227	880
Gains on asset sales	(1,338)	-	(9,647)	(1,338)	(9,647)
Restructuring charges	-	-	-	407	1,527
Gain on foreign currency hedge	-	(1,494)	-	(1,494)	-
Other reconciling items	66	(529)	40	(318)	(314)
Changes in operating assets and liabilities:
Accounts receivable	(10,929)	(5,658)	(2,758)	(17,997)	(9,666)
Accounts payable and accrued expenses	(29,761)	17,786	4,286	(6,682)	4,756
Accrued restructuring charges	(3,569)	(3,203)	(3,591)	(13,669)	(12,804)
Other assets and liabilities	16,792	2,275	938	17,800	466
Net cash provided by operating activities	14,047	48,673	26,347	120,954	75,900
Cash flows from investing activities:
Purchase of IXEurope, less cash acquired	(63)	(541,729)	-	(541,792)	-
Purchase of Los Angeles IBX property	-	(19)	-	(49,059)	-
Purchase of San Jose IBX property	-	(64,971)	-	(71,471)	-
Purchase of Chicago IBX property	-	-	-	-	(9,766)
Purchases of other property and equipment	(121,002)	(88,921)	(59,387)	(416,811)	(162,291)
Accrued property and equipment	16,035	(23,939)	4,740	39,975	7,554
Proceeds from asset sales	1,657	-	9,530	1,657	9,530
Other investing activities	-	1,347	-	877	8
Net cash used in investing activities	(103,373)	(718,232)	(45,117)	(1,036,624)	(154,965)
Cash flows from financing activities:
Proceeds from stock options and employee stock purchase plans	8,788	10,406	10,080	36,356	38,836
Proceeds from follow-on common stock offering	(38)	339,946	-	339,908	-
Proceeds from convertible subordinated notes	-	395,986	-	645,986	-
Proceeds from mortgage and loans payable	30,852	49,491	40,000	149,606	40,000
Proceeds from borrowings under credit line	-	-	-	-	40,000
Repayment of borrowings under credit line	-	-	(40,000)	-	(70,000)
Repayment of capital lease and other financing obligations	(961)	(500)	(376)	(2,406)	(1,506)
Repayment of mortgage payable	(577)	(543)	(269)	(2,150)	(1,104)
Debt issuance costs	(63)	(11,546)	(558)	(22,287)	(811)
Other financing activities	-	-	(122)	-	692
Net cash provided by (used in) financing activities	38,001	783,240	8,755	1,145,013	46,107
Effect of foreign currency exchange rates on cash and cash equivalents	(1,137)	(1,285)	150	(1,924)	584
Net increase (decrease) in cash, cash equivalents and investments	(52,462)	112,396	(9,865)	227,419	(32,374)
Cash, cash equivalents and investments at beginning of period	436,362	323,966	166,346	156,481	188,855
Cash, cash equivalents and investments at end of period	$ 383,900	$ 436,362	$ 156,481	$ 383,900	$ 156,481

Free cash flow (2)	$ (89,326)	$ (669,559)	$ (18,770)	$ (915,670)	$ (79,065)

Adjusted free cash flow (3)	$ (90,920)	$ (62,840)	$ (28,300)	$ (255,005)	$ (78,829)

(1)

The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2)

We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

	Net cash provided by operating activities as presented above	$ 14,047	$ 48,673	$ 26,347	$ 120,954	$ 75,900
	Net cash used in investing activities as presented above	(103,373)	(718,232)	(45,117)	(1,036,624)	(154,965)
	Free cash flow	$ (89,326)	$ (669,559)	$ (18,770)	$ (915,670)	$ (79,065)

(3)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions and proceeds from asset sales as presented below:

	Free cash flow (as defined above)	$ (89,326)	$ (669,559)	$ (18,770)	$ (915,670)	$ (79,065)
	Less purchase of IXEurope, less cash acquired	63	541,729	-	541,792	-
	Less purchase of Los Angeles IBX property	-	19	-	49,059	-
	Less purchase of San Jose IBX property	-	64,971	-	71,471	-
	Less purchase of Chicago IBX property	-	-	-	-	9,766
	Less proceeds from asset sales	(1,657)	-	(9,530)	(1,657)	(9,530)
	Adjusted free cash flow	$ (90,920)	$ (62,840)	$ (28,300)	$ (255,005)	$ (78,829)

CONTACT:
Equinix, Inc.
Jason Starr, 650-513-7402 (Investor Relations)
jstarr@equinix.com
or
K/F Communications, Inc.
David Fonkalsrud, 415-255-6506 (Media)
dave@kfcomm.com